SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                             ----------------------


                                 FORM 8-K/A - #1


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                  June 14, 1999
                Date of Report (Date of earliest event reported)

                             ----------------------


                            PulsePoint Communications

             (Exact name of registrant as specified in its charter)

        California                         0-18280                  95-3222624
(State or other Jurisdiction          (Commission File            (IRS Employer
      of Incorporation)                    Number)                Identification
                                                                     Number)
   6307 Carpinteria Avenue                                            93013
   Carpinteria, California                                          (Zip Code)
    (Address of principal
     executive offices)

                                (805) 566-2000
             (Registrant's telephone number, including area code)

                                       N/A
        (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     On June 15, 1999, Unisys Corporation and PulsePoint Communications announced that they had signed an agreement for Unisys to acquire PulsePoint, a leading developer of carrier-class enhanced services solutions for the communications industry, in a tax-free, stock-for-stock merger.

     On June 18, 1999, PulsePoint filed an 8-K in connection with the merger. A Stock Option Agreement dated as of June 14, 1999, between Unisys Corporation and PulsePoint Communications (the "Stock Option Agreement"), was attached and incorporated by reference in its entirety as Exhibit 10.1 to the 8-K. This form of Stock Option Agreement erroneously indicated that upon the exercise of the stock option, Unisys will have the right to acquire 1,385,688 shares of PulsePoint common stock. Attached and incorporated herein by reference in its entirety as Exhibit 10.1 is a copy of the PulsePoint Stock Agreement which correctly reflects the number of shares of PulsePoint common stock subject to the Stock Option Agreement as 1,109,937.

Item 7(c).  Exhibits

10.1 Stock Option Agreement dated as of June 14, 1999, between Unisys Corporation and PulsePoint Communications, as Grantor.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PulsePoint Communications


Date: July 26, 1999                 By:       /s/ Mark C. Ozur
                                            -------------------------
                                    Name:   Mark C. Ozur
                                    Title:  President and
                                            Chief Executive Officer


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